UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

The Meridian Resource Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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SHAREHOLDERS NOW TO RECEIVE $0.33 PER SHARE IN CASH —
A 14% INCREASE OVER THE ORIGINAL PURCHASE PRICE
VOTE “FOR” THE MERGER WITH ALTA MESA
April 8, 2010
Dear Fellow Shareholder:
I am pleased to inform you that on April 7, 2010, Alta Mesa increased its offer price to $0.33 per share, a 14% increase over the original $0.29 per share offer..
If you previously voted against the merger, please reconsider your decision in light of the 14% increase in price. If you previously voted for the merger, and do not wish to change your vote, no action is required on your part.
•	If the merger is not approved, you will not receive the $0.33 cash for each share you own.

•	Meridian’s board of directors unanimously recommends that you vote “FOR” the merger.

•	Meridian has hired bankruptcy counsel and its directors believe that if the merger is not completed, the company may be forced to seek protection under federal BANKRUPTCY laws.

•	Two leading independent proxy advisory firms, RiskMetrics Group (ISS) and Glass Lewis separately recommended that our shareholders vote to approve the merger agreement—even before the purchase price was increased to $0.33 per share in cash.
We urgently need your vote to get this merger approved
A failure to vote on the merger will have the same effect as a vote against the proposal.
Regardless of the number of shares you own, it is important they be represented at the meeting.
The special meeting of shareholders will be reconvened on Wednesday, April 28, 2010 at 3:00 p.m. Central Time in the Fulbright Tower, 1301 McKinney, Houston, Texas.
Time is short — please vote your proxy by telephone, Internet or mail today!
If you have any questions relating to the merger, voting your shares, or to request additional proxy materials, you may call our proxy solicitation advisors, The Altman Group, toll-free at (877) 864-5052 between the hours of 9:00 a.m. and 10:00 p.m. Eastern Time, Monday through Friday.
On behalf of your Board of Directors, we thank you for your participation and support for this transaction.
Sincerely,
Paul Ching
Chairman of the Board of Directors and Chief Executive Officer
YOUR PARTICIPATION IS IMPORTANT — PLEASE VOTE TODAY!

Time is running short. To ensure that your vote is counted, please vote immediately using either of the following methods:
IT IS FAST AND EASY.

INTERNET	TOLL-FREE TELEPHONE

1. Locate the WHITE voting instruction form enclosed in this package.	1. Locate the WHITE voting instruction form enclosed in this package.

2. Go to www.proxyvote.com.	2. Using a touch tone phone, call (800) 454-8683.

3.     Locate the 12 digit Control Number printed on the voting instruction form. The Control Number can be found in the rectangle box in the middle of the right side of the voting instruction form. It has an arrow pointing to it.

3.     When prompted, enter the 12 digit Control Number printed on your voting instruction form. The Control Number can be found in the rectangle box in the middle of the right side of the voting instruction form. It has an arrow pointing to it.

4. Follow the simple instructions on the website.	4. Follow the simple recorded instructions.
Your vote is critically important, no matter how many or how few shares you own!
If you have any questions or require assistance in voting your shares, please call
The Altman Group, toll-free at (877) 864-5052.